Exhibit 14.2

Grant Thornton Argentina Av. Corrientes 327 Piso 3° C1043AAD – Buenos Aires Argentina T +54 11 4105 0000 F +54 11 4105 0100 E post@ar.gt.com www.gtar.com.ar

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 7, 2013, with respect to the financial statements of Pointer Localizacion y Asistencia S.A.; such report has been  included in the Annual Report of Pointer Telocation Ltd., on Form 20-F for the year ended December 31, 2012. We hereby consent to the incorporation by reference of said report in the Registration Statements of Pointer Telocation Ltd., on Forms F-3 (No. 333-111019, effective October 13, 2004, No. 333-119998, effective November 17, 2004, No. 333-126257, effective July 15, 2005, No. 333-143399 effective October 17, 2007 and No. 333-167144 effective June 7, 2010)  and  on  Forms  S-8  (No.  333-173155,  effective  March  30,  2011,  No.  333-118897,  effective September 10, 2004, No. 333-113420, effective March 9, 2004, No. 333-141306, effective March 15, 2007 and No. 333-139717 effective December 29, 2006).

/s/ GRANT THORNTON ARGENTINA S.R.L.

Buenos Aires, Argentina
March 18, 2013